Exhibit 10.4

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of [•], 2025, by and between Gores Holdings X, Inc., a Cayman Islands exempted company (the “Company”), and Computershare Trust Company, N.A., a national banking association with trust powers under United States law (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-[•] (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-fourth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Santander US Capital Markets LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, as described in the Prospectus, $260,000,000 of the gross proceeds of the Offering and sale of the Private Placement Shares (as defined in the Underwriting Agreement) (or $299,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $7,800,000, or $8,970,000 if the Underwriters’ over-allotment option is exercised in full (which amounts shall be subject to pro-rata reduction based on the number of Ordinary Shares redeemed by the Company’s public shareholders), is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee at a U.S. chartered commercial bank with consolidated assets of $100 billion or more and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company substantially in the form of Exhibit E, (i) hold funds uninvested as cash, (ii) deposit the Property into an interest-bearing or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, or (iii) invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company. The Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration during such periods. The Trustee shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement or any other actions or omissions of the Trustee, other than liability or loss that shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the Trustee’s gross negligence, bad faith or willful misconduct. The Trustee is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Trustee or for any third person or dealing as principal for its own account;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein, and shall be taxable to the Company to the extent provided by applicable law;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as the Company deems applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including up to $600,000 per year (plus the rollover of unused amounts from prior years) of interest earned on the funds held in the Trust Account that may be released to the Company to fund working capital requirements (provided that, only $150,000, plus the rollover of unused amounts from prior years, of interest earned on the funds held in the trust account may be released to the Company during the three month period that will begin 24 months from the closing of the Offering if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the closing of the Offering), plus additional amounts of interest earned on the funds held in the Trust Account that may be released to the Company to pay the Company’s tax obligations (which shall exclude the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 if any is imposed on the Company and which shall not be subject to the $600,000 annual limitation (or $150,000 limitation) described above) (the “Permitted Withdrawals”), and up to $100,000 of dissolution expenses, if any, only as directed in the Termination Letter and the other documents referred to therein, or (y) upon (1) the date which is 24 months (or 27 months if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the closing of the Offering) after the closing of the Offering, or such earlier date as the Company’s Board may approve, or (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to fund the Company’s Permitted Withdrawals, and up to $100,000 for dissolution expenses, shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Permitted Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover Permitted Withdrawals, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such tax payment to the relevant taxing authority, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, however, that to the extent there is not sufficient interest income in the form of cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal per share amount initially deposited in the Trust Account (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association that (A) would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public Ordinary Shares if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), 1(j) or 1(k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) or 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in the absence of bad faith, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee and its sub agents from and against any and all expenses, including reasonable counsel fees and disbursements, or losses, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, actual fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction). Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld, conditioned or delayed. The Company may participate in such action with its own counsel and at its own expense;

(c) Pay the Trustee the fees in accordance with a mutually agreed upon schedule, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) and 1(j) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the monthly fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), the fee schedule and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting verifying the vote of such shareholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement;

(g) If the Company seeks to amend any provisions of its amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares if the Company does not complete its initial Business Combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Ordinary Shares (in each case, an “Amendment”), the Company will provide the Trustee with a Shareholder Redemption Withdrawal Instruction in the form of Exhibit D providing instructions for the distribution of funds to Public Shareholders who exercise their redemption option and properly tender their shares in connection with such Amendment; and

(h) Within four (4) business days after the Underwriters exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than
$7,800,000, provided, however, that such amount is subject to pro-rata reduction based on the number of Ordinary Shares redeemed by the Company’s public shareholders; and

(i) Provide the Trustee with a certified tax identification number by furnishing appropriate IRS Forms W-9 or W-8 (as applicable) and other tax forms and documents that the Trustee may reasonably request. The Company understands that if such tax reporting documentation is not so certified to the Trustee, the Trustee may be required by the Internal Revenue Code of 1986, as amended, to withhold (without liability) a portion of any interest or other income earned on the investment of monies or other property held by the Trustee pursuant to the Agreement. For certain payments made pursuant to the Agreement, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments”. Notwithstanding anything to this Agreement, in the event that the Trustee determines that any portion of a payment under this Agreement would be subject to withholding under any applicable law, the Trustee shall promptly notify the Company in writing of such determination. The Trustee and the Company shall reasonably cooperate to (i) determine what (if any) withholding applies to the transactions contemplated hereby, and (ii) eliminate or minimize any applicable withholding.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Perform any duties except those expressly set forth herein, inquire or otherwise be subject to, and shall not be charged with knowledge of, the provisions of any agreement or document other than this Agreement, including the Underwriting Agreement, the Registration Statement or the Prospectus, and no implied duties or obligations shall be read into the Agreement against the Trustee;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, actual fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction);

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, except for the Trustee’s gross negligence, actual fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction). The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in the absence of bad faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees. The Trustee shall not be liable for the conduct of the same if appointed with due care. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest or other income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.

(l) Compensate the Company or any other person for and shall have no responsibility or liability for any diminution of the Property that may result from any investment or deposit made by Trustee in accordance with this Agreement, including any losses resulting from a default by any bank, financial institution or other third party.

Notwithstanding anything in this Agreement to the contrary, any liability of the Trustee under this Agreement will be limited to the amount of annual fees paid by the Company to the Trustee during the twelve (12) months immediately preceding the event for which recovery from the Trustee is being sought (except for liability resulting from the Trustee’s gross negligence, actual fraud or willful misconduct). Anything to the contrary notwithstanding, in no event will the Trustee be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if apprised of the possibility of such loss or damages.

(m) The Company shall indemnify, defend and hold the Trustee harmless from and against any tax, late payment, interest, penalty or other cost, damages, losses or expense that may be assessed against the Trustee on or with respect to the Property and the investment thereof unless such tax, late payment, interest, penalty or other cost, damages, losses or expense shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence, bad faith or willful misconduct of the Trustee.

(n) Risk or advance its own funds in the performance of its duties or the exercise of its rights under this Agreement. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

The obligations of the Company and the rights and immunities of the Trustee contained in this Section 3 shall survive the termination of this Agreement and the resignation, replacement or removal of the Trustee.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, actual fraud or willful misconduct (in each case as finally determined by a court of competent jurisdiction), the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

The Trustee shall confirm each funds transfer instruction received in the name of the Company by means of the security procedure selected by the Company and communicated to the Trustee through a signed certificate substantially in the form of Exhibit F attached hereto, which upon receipt by the Trustee shall become a part of this Agreement. Once delivered to the Trustee, Exhibit F may be revised or rescinded only by a writing signed by an authorized representative of the Company. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Trustee a reasonable opportunity to act on it. If a revised Exhibit F or a rescission of an existing Exhibit F is delivered to the Trustee by an entity that is a successor-in-interest to such the Company, such document shall be accompanied by additional documentation satisfactory to the Trustee showing that such entity has succeeded to the rights and responsibilities of the Company under this Agreement. The Parties represent and warrant that each person signing this Agreement is duly authorized and has legal capacity to execute and deliver this Agreement, along with each exhibit, agreement, document, and instrument to be executed and delivered by the Parties to this Agreement.

The Company understands that the Trustee’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by the Company may result in a delay in accomplishing such funds transfer, and agrees that the Trustee shall not be liable for any loss caused by any such delay.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(c) This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 1(k) and 1(l) hereof (which may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding Ordinary Shares, par value $0.0001 per share, of the Company, voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise indicated its, his or her election to redeem its, his or her Ordinary Shares in connection with a shareholder vote sought to amend this Agreement (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its public shares if the Company does not complete its initial Business Combination within the time frame specified in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. As a condition precedent to the Trustee’s execution of any amendment or modification, the Company shall deliver to the Trustee a certificate of an authorized officer which shall state that the amendment or modification is in accordance with this Section 6(c).

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing, in English, and shall be (i) sent by express mail or similar private courier service, (ii) by certified mail (return receipt requested), (iii) by hand delivery or (iv) by electronic mail (“e-mail”, as long as such e-mail is accompanied by a PDF or similar version of the relevant document bearing an authorized signature, which such signature shall, in the case of each of the parties, be a signature set forth in Exhibit F) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission:

if to the Trustee, to:

Computershare Trust Company, N.A.

Corporate Trust Services

Attn: Chriss Reichow

1505 Energy Park Drive

St. Paul, MN 55108

Telephone: (612) 413-7540

Email: chriss.reichow@computershare.com

if to the Company, to:

Gores Holdings X, Inc.

6260 Lookout Road

Boulder, CO 80301

Attn: Andy McBride

Email: amcbride@gores.com

in each case, with copies to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn: Heather Emmel, Esq.

Email: Heather.Emmel@weil.com

and

Santander US Capital Markets LLC

437 Madison Avenue,

New York, New York 10022

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Christopher Capuzzi, Esq.

Email: Christopher.Capuzzi@ropesgray.com

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) Each of the Company and the Trustee hereby acknowledges and agrees that Santander US Capital Markets LLC is a third party beneficiary of this Agreement, with the right to enforce provisions related to the Deferred Discount and any distribution from the Trust Account as outlines in Section 1(i) and 2(e). These rights specifically include, but are not limited to, the right to approve the disbursement of the Deferred Discount, receive notification of any withdrawals from the Trust Account, and ensure compliance with the terms governing liquidation and Business Combination payments.

(i) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(j) Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee is a party, shall be and become the successor Trustee under the Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(l) The permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as duties.

(m) If any conflict, disagreement or dispute arises between the parties hereto, concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee shall have the right to interplead the Property and all assets in the Trust Account in any court of competent jurisdiction, and upon the filing of such interpleader action, the Trustee shall be relieved of all liability as to the Property and the Trust Account and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(n) The Company is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Trustee shall have no liability to the Company, its respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Property escheat by operation of law.

(o) The Company acknowledges that in order to help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship. The Company hereby agrees that it shall provide the Trustee with such information as the Trustee may reasonably request including, but not limited to, the Company’s name, physical address, tax identification number and other customary information that will assist the Trustee identify and verify Company’s identity such as organizational documents, certificates of good standing, license to do business, or other pertinent identifying information.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Computershare Trust Company, N.A., as Trustee

By:
Name:
Title:

Gores Holdings X, Inc.

By:
Name: Andrew McBride
Title: Chief Financial Officer and Secretary

[Signature Pages to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee	Initial closing of Offering by wire transfer.	$3,500.00
Trustee administration fee	Payable annually. First year fee payable, at initial closing of Offering by wire transfer, thereafter by wire transfer or check.	$7,500.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(k)	Billed to Company following disbursement made to Company under Section 1(i), 1(j) and 1(k).	$100.00
Paying Agent services as required pursuant to Section 1(i), 1(j) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i), 1(j) and 1(k).	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[•]

Computershare Trust Company, N.A.

Corporate Trust Services

Attn: Chriss Reichow

1505 Energy Park Drive

St. Paul, MN 55108

Telephone: (612) 413-7540

Email: chriss.reichow@computershare.com

Re: Trust Account No. Termination Letter

Dear [•]

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Gores Holdings X, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [•], 2025 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds into a segregated account held by you on behalf of the beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) joint written instruction signed by the Company and Santander US Capital Markets LLC and with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Gores Holdings X, Inc.

By:
Name:
Title:

cc: Santander US Capital Markets LLC

EXHIBIT B

[Letterhead of Company]

[•]

Computershare Trust Company, N.A.

Corporate Trust Services

Attn: Chriss Reichow

1505 Energy Park Drive

St. Paul, MN 55108

Telephone: (612) 413-7540

Email: chriss.reichow@computershare.com

Re: Trust Account No. [ ] Termination Letter

Dear [•]

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Gores Holdings X, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [•] (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s amended and restated memorandum and articles of association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on [•] and to transfer the total proceeds into the trust operating account at the Trustee to await distribution to the Public Shareholders. The Company has selected [•]1 as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the amended and restated memorandum and articles of association of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

Gores Holdings X, Inc.

By:
Name:
Title:

cc: Santander US Capital Markets LLC

[1]

24 months (or 27 months if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the closing of the Offering) from the closing of the Offering, or at a later date, if extended.

EXHIBIT C

[Letterhead of Company]

[•]

Computershare Trust Company, N.A.

Corporate Trust Services

Attn: Chriss Reichow

1505 Energy Park Drive

St. Paul, MN 55108

Telephone: (612) 413-7540

Email: chriss.reichow@computershare.com

Re: Trust Account No. [ ] Permitted Withdrawal Instruction

Dear [•]

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Gores Holdings X, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [•] (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Gores Holdings X, Inc.

By:
Name:
Title:

cc: Santander US Capital Markets LLC

EXHIBIT D

[Letterhead of Company]

[•]

Computershare Trust Company, N.A.

Corporate Trust Services

Attn: Chriss Reichow

1505 Energy Park Drive

St. Paul, MN 55108

Telephone: (612) 413-7540

Email: chriss.reichow@computershare.com

Re: Trust Account No. [ ] Shareholder Redemption Withdrawal Instruction

Dear [•]

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Gores Holdings X, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Trustee”), dated as of [•] (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders of the Company $_______ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that affects the substance or timing of the Company’s obligation to redeem 100% of its public Ordinary Shares if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.

Very truly yours,

Gores Holdings X, Inc.

By:
Name:
Title:

cc: Santander US Capital Markets LLC

EXHIBIT E

Direction to use money market funds for cash balances for the following account(s) and all subaccounts thereof:

Account name:	Gores Holdings X, Inc.
Account number(s):

Are all the applicable Account owner(s) domiciled in one of the approved jurisdictions? ☐Yes	If No, please consult with your Computershare contact or CCT Investment Services to obtain correct form.

*	This investment direction form is not intended for use by accounts that include owners domiciled outside of the Approved Jurisdictions on page 2*

Computershare Trust Company, N.A. or its affiliates, as applicable (Computershare), is hereby directed, or as I shall direct further from time to time in writing, to invest all cash held in the above referenced accounts in one of the money market funds (the fund) shown on the following page (please check one) or another permitted investment of my choice (including an interest-bearing demand deposit account).

I acknowledge that I have received and reviewed the fund’s prospectus and have determined that the fund is an appropriate investment for the accounts.

I understand that you will not exclude amounts invested in the fund from assets in the accounts that are subject to fees under any agreement between us.

I understand that fund shares are not deposits or other obligations of, or guaranteed by, Computershare, its affiliates or any other depository institution. Fund shares are not insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation or any other government agency and may lose value.

I certify that I have full power and authority to direct investments of the account(s) listed above and that the investment in the fund of cash held in the account(s) is permitted under applicable law and the transaction documents governing the accounts.

I understand that Computershare may from time to time receive compensation in connection with such investments.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by an authorized representative of the account by written notice to Computershare. I agree that if I choose to communicate this investment direction solely via facsimile or email, then the investment direction will be as effective and binding as if delivered personally.

Approved Jurisdictions: Bermuda and Cayman

Selection	Fund Name	SEI Cusip (Internal Use Only)

Fund shares are not deposits or other obligations of, or guaranteed by. Computershare, its affiliates or any other depository institution. Fund shares are not insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation or any other government agency and may lose value.

EXHIBIT F

The Company certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit F identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Company, and that the option checked in Part III of this Exhibit F is the security procedure selected by the Company for use in verifying that a funds transfer instruction received by the Trustee is that of the Company.

The Company has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit F best meets its requirements; given the size, type and frequency of the instructions it will issue to the Trustee. By selecting the security procedure specified in Part III of this Exhibit F, the Company acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Trustee in compliance with the particular security procedure chosen by Company.

NOTICE: The security procedure selected by the Company will not be used to detect errors in the funds transfer instructions given by the Company. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Company take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Trustee.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Company

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III2

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐ Option 1. Confirmation by telephone call-back. The Trustee shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit F.

☐ CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by telephone call-back, the Trustee may, at its discretion, confirm by e-mail, as described in Option 2.

☐ Option 2. Confirmation by e-mail. The Trustee shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit F. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit F. The Company understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. The Company further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Trustee shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Trustee.

☐ CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by e-mail, the Trustee may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐ Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Trustee offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Company wishes to use the password protected file transfer system, further instructions will be provided by the Trustee. If the Company chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Trustee.

☐ Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Trustee shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

*The password protected file system has a password that expires every 60 days. If you anticipate having infrequent activity on this account, please consult with your Trustee before selecting this option.

Dated this ____ day of ___________, 20__.

By
Name:
Title:

[2]	Please select Option #1 or #2.